OPERATING AGREEMENT
OF
ADVANCED NA, LLC
A DELAWARE LIMITED LIABILITY COMPANY

This OPERATING AGREEMENT OF ADVANCED NA, LLC (this “Agreement”) dated as of the 2nd day of January 1998, is hereby (i) duly adopted as the operating agreement of ADVANCED NA, LLC, a Delaware limited liability company (the “Company”), by Mark L. Wagar and Paul M. Jolas the Managers, and (ii) ratified, confirmed and approved as such by the Members (as each term is defined below).

WHEREAS, the Members desire to establish a Company governed by this Operating Agreement of the Company, for the purpose of developing, owning and operating Positron Emission Technology Imaging (“PET”) facilities and related equipment, fixtures and accessories, and carrying on any and all activities relating to the foregoing purposes;

NOW, THEREFORE, the Members with respect to rights and obligations as Members and with respect to the Company and its affairs, and in consideration of these premises, it is hereby agreed as follows:

ARTICLE I. GENERAL

1.1.          Establishment. The members hereby establish the Company pursuant to the Act. Except as otherwise provided in this Agreement, the rights and Liabilities of the Members shall be governed by the Act.

1.2.          Name and Formation. The name of the Company is “ADVANCED NA, LLC.” The Articles of Organization of the Company have been filed with the Secretary of State of Delaware.

1.3.          Principal Place of Business. The principal place of business of the Company is 7253 Ambassador Road, Baltimore, Maryland 21244. The Company may locate its place(s) of business and registered office at any other place or places as the managers may from time to time deem necessary or advisable.

1.4.          Registered Office and Registered Agent. The registered agent and registered office of the Company shall be Mark Casner, 7253 Ambassador Road, Baltimore, Maryland 21244.

1.5.          Term. The term of existence of the Company shall be perpetual from the date its Articles of Organization were filed with the Secretary of State of Maryland, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

1.6.          Purpose and Powers. The purpose of the Company is to develop, own and operation PET facilities and related equipment, fixtures and accessories, and carry on any and all activities relating to the foregoing purpose.

ARTICLE 2. DEFINITIONS

2.1          Definitions. The following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

“Accountant” means the certified public accountant or firm of certified public accountants, if any, selected by the Managers to perform accounting functions on behalf of the Company.

“Act” means the Maryland Limited Liability Company Act, as the same may be amended from time to time.

“Agreement” means these regulations as originally adopted and as amended from time to time.

“Articles” means the Articles of Organization of the Company which were filed in the Office of the Secretary of State of Maryland.

“Bank” means the bank selected by the Managers.

“Bankruptcy” means, for any Member, the taking or acquiescing in the taking by that Member of an action seeking relief under, or advantage of, an applicable debtor relief, liquidation, receivership, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar law affecting the right or remedies of creditors generally, as in effect from time to time.

“Business Day” means a day other than a Saturday, Sunday or other day which is a nationally recognized holiday.

“Capital Contribution” means, with respect to any Member, any contribution to the capital of the Company in cash or property by that Member whenever made.

“Code” means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

“Company” means ADVANCED NA, LLC, a Maryland limited liability company.

“Distributable Cash” means all cash, revenues and funds received by the Company from the operations of the Company, less the sum of the following to the extent paid or set aside by the Company; (i) all principal and interest payments on indebtedness of the Company and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operations of the business of the Company; and (iii) such cash reserves as a Majority of the Managers deems reasonably necessary to the proper operation of the business of the Company.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“Initial Capital Contribution” means, with respect to any Member, the initial contribution to the capital of the Company made by that Member pursuant to this Agreement.

“Majority” means, with respect to any referenced group of Managers, a combination of any of such Managers constituting more than fifty percent (50%) of the number of Managers of such referenced group who are then elected and qualified.

“Majority in Interest” means, with respect to any referenced group of Members, a combination of any of such members who, in the aggregate, own more than fifty percent (50%) of the Membership Interests owned by all of such referenced group of Members.

“Managers” means Mark L. Wagar and Paul M. Jolas, and hereafter any other Person or Persons to succeed him in that capacity or elected to act as additional managers of the Company as provided herein.

“Member” means each Person designated as a member on Exhibit A, attached hereto and hereby made a part hereof, any successor or successors to all or any part of any such Person’s interest in the Company, or any other Person admitted as a member of the Company in accordance with this Agreement and the Act, each in the capacity as a member of the Company.

“Membership Interest” means the number of members interests of a Member at any particular time as specified on Exhibit A.

“Person” means any corporation, limited liability company, partnership, joint venture, co-tenancy, individual, trust, any other legal entity or individual, whether or not a party to this Agreement.

“Prime Rate” means the rate of interest announced from time to time by BANK OF AMERICA OF TEXAS, N.A. (or any successor thereof) as its prime rate of interest.

“Property” means at any time all of the assets of the Company at that time.

“Pro Rata” means the ratio determined by dividing the Membership Interests of Members to whom a particular provision of this Agreement is stated to apply by the aggregate of the Membership Interests of all Members to whom that provision is stated to apply.

“Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unanimous Consent” means, on any matter, the affirmative consent, of all Members or, if specifically stated, only all Members entitled to vote on that matter.

2.2.         Other Definitional Provisions. All terms used in this Agreement which are not defined in this Article2 have the meanings contained elsewhere in this Agreement. Defined terms used herein in the singular shall import the plural and vice versa.

ARTICLE 3. CAPITALIZATION

3.1.         Capital Contributions.

(a)          Upon the execution of this Agreement, each Member shall contribute cash to the Company in the amount set forth as the Initial Capital Contribution of such Member on Exhibit A. Such cash shall be the Initial Capital Contribution of each such Member and, upon such contribution, each such Member shall receive the Membership Interest set forth by the name of that Member on Exhibit A.

(b)          If at any time a Majority of the Managers determines that the Company has insufficient funds to carry out the purposes of the Company, the Managers may request that the Members make additional contributions to the capital of the Company.

3.2.         Withdrawal or Reduction of Capital Contributions.

(a)          A Member shall not receive out of the Property any part of its Capital Contribution until all liabilities of the Company, except the liabilities to Members on account of their Capital Contributions, have been paid or there remains property of the Company sufficient to pay such liabilities.

(b)          No Member shall have the right to withdraw all or any part of its Capital Contribution or to receive any return on any portion of its Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member shall have the right to receive property other than cash.

(c)          No Member shall have priority over any other Member, either as to the return of Capital Contributions or as to distributions; provided that this subsection shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

3.3.         Liability of Members. No Member shall be liable forthe debts, liabilities or obligations of the Company beyond such Person’s respective Initial Capital Contribution. Except as otherwise provided herein, no Member shall be required to contribute to the capital of, or to loan, the Company any funds.

ARTICLE 4. DISTRIBUTIONS AND ALLOCATIONS

4.1.         Distributions. All distributions of Distributable Cash or other property shall be made to the Members Pro Rata. Except as provided in Section 4.2. all distributions of Distributable Cash and property shall be made at such time as determined by a Majority of the Managers. All amounts, if any, withheld pursuant to the Code or any provisions of state or local tax laws with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 4.1.

4.2.         Limitation Upon Distribution. No distribution shall be declared and paid unless, if after the distribution is made, the value of the Property would exceed the liabilities of the Company, except liabilities to Members on account of their Capital Contributions.

4.3.         Allocations of Taxable Items. All taxable items of the Company shall be allocated among the Members Pro Rata.

4.4.         Regulatory Compliance. The Managers and Members shall exercise the utmost good faith in cooperating to amend this Agreement to effect the changes, if any, recommended by the professional tax advisors of the Company to cause compliance with Code Section 704 and the Regulations promulgated thereunder.

4.5.         Accounting Principles. The economic profits and losses and tax items of the Company shall be determined in accordance with accounting principles applied on a consistent basis under the cash receipts and disbursements method of accounting.

ARTICLE 5. MANAGEMENT

5.1.         Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its designated Manager or Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Act, the Articles or this Agreement, including, but not limited to, contracting for or incurring debts, liabilities and other obligations on behalf of the Company.

5.2.         Number and Qualifications. The number of Managers of the Company shall be two (2). The number of Managers may be increased or decreased as may be determined by the Members from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Managers need not be residents of the State of Maryland.

5.3.         Election. At the first annual meeting of the Members and at each annual meeting thereafter, the Members shall elect one or more Managers to hold office until the next succeeding annual meeting. Unless removed in accordance with this Agreement, each Manager shall hold office for the term for which he is elected and until his successor shall be elected and qualified.

5.4.         Vacancy. Any vacancy occurring for any reason in the number of Managers shall be filled by the affirmative vote of a Majority in Interest of the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.

5.5.         Removal. At a meeting called expressly for such purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the affirmative vote of a Majority in Interest of the Members.

5.6.         Place of Meetings. All meetings of the Managers may be held either within or without the State of Maryland.

5.7.         Annual Meetings of Managers. The annual meeting of Managers shall be held, without further notice, immediately following the annual meeting of Members, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the Managers.

5.8.         Regular Meetings of Managers. Regular meetings of the Managers may be held without notice at such time and place either within or without the State of Maryland as shall from time to time be determined by a Majority of the Managers.

5.9.         Special Meetings of Managers. Special meetings of the Managers may be called by any Manager on three (3) days’ notice to each Manager, either by mail or telecopy.

5.10.       Quorum. At all meetings of the Managers, the presence of a Majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. At a meeting at which a quorum is present, the act of a Majority of the Managers shall be the act of the Managers, except as otherwise provided by law, the Articles or this Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5.11.       Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

5.12.       Compensation of Managers. No Manager, as such, shall receive any stated salary for his services, but shall receive such compensation for his services as may be from time to time agreed upon by a Majority of the Managers subject to the approval of a Majority in Interest of the Members. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers, provided that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.

5.13.       Officers. The Managers, by an affirmative vote of a Majority of the Managers, may appoint and remove the Chief Executive Officer, Chief Operating Officer, President, Secretary, Treasurer, and one or more Vice Presidents, and such other officers and agents as they may deem necessary. No officer need be a Member or a resident of the State of Maryland. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner here in after provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

5.14.       Indemnification. THE MANAGERS SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE COMPANY, INCLUDING ADVANCEMENT OF EXPENSES, BUT ONLY TO THE EXTENT THAT THE PROPERTY IS SUFFICIENT THEREFOR, FROM AND AGAINST ALL CLAIMS, LIABILITIES, AND EXPENSES ARISING OUT OF ANY MANAGEMENT OF THE AFFAIRS OF THE COMPANY, BUT EXCLUDING THOSE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE MANAGER, SUBJECT TO ALL LIMITATIONS AND REQUIREMENTS IMPOSED BY THE ACT. THESE INDEMNIFICATION RIGHTS ARE IN ADDITION TO ANY RIGHTS THAT THE MANAGERS MAY HAVE AGAINST THIRD PARTIES. THE FOREGOING INDEMNIFICATION SPECIFICALLY INCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY’S SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE, BUT SPECIFICALLY EXCLUDES THOSE CLAIMS THAT ARISE OUT OF THE INDEMNIFIED PARTY’S WILLFUL MISCONDUCT. THE INDEMNIFIED PARTY WOULD NOT HAVE ENTERED THIS AGREEMENT IF NOT FOR THIS INDEMNIFICATION.

5.15.       Records and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

(a)          A current list that states:

(i)          The name and mailing address of each Member; and

(ii)         The Membership Interest owned by each Member;

(b)          Copies of the federal, state and local information or income tax returns for each of the six (6) most recent tax years of the Company;

(c)          A copy of the Articles and this Agreement, all amendments or restatements, executed copies of any powers of attorney, and copies of any document that creates, in the manner provided by the Articles or this Agreement, classes or groups of Members;

(d)          Correct and complete books and records of account of the Company; and

(e)          Any other books, records or documents required by the Act or other applicable law.

5.16.       Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within seventy-five (75) days after the end of each Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by a Majority of the Managers with the consent of a Majority in Interest of the Members.

5.17.       Depositories. One or more accounts may be maintained for the Company at the Bank or at any other commercial financial institution or depository chosen by Unanimous Consent. The funds of the Company shall not be commingled with the funds of any other Person. Checks may be drawn on the account or accounts of the Company only for the purposes of the Company and shall be signed by a duly authorized representative of the Company or such other Person or Persons as designated by Unanimous Consent.

ARTICLE 6. MEETINGS OF MEMBERS

6.1.        Place of Meetings. All meetings of the Members shall be held at the principal office of the Company or at such other place within or without the State of Maryland as may be determined by the Managers and set forth in the respective notice or waivers of notice of such meeting.

6.2.         Annuall Meetings of Members. The annual meeting of the Members of the Company for the election of Managers and the transaction of such other business as may properly come before the meeting, shall be held at such time and date as shall be designated by the Managers from time to time and stated in the notice of the meeting. Such annual meeting shall be called in the same manner as provided in this Agreement for special meetings of the Members, except that the purposes of such meeting must be enumerated in the notice of such meeting only to the extent required by law in the case of annual meetings.

6.3.         Special Meetings of Members. Special meetings of the Members may be called by the Managers or by the holders of not less than ten percent (10%) of all the Membership Interests. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

6.4.         Notice of Meetings of Members. Written or printed notice stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either by mail or telecopy, by or at the direction of the Managers or Person calling the meeting, to each Member of record entitled to vote at such meeting, If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the address of the Member as it appears on the transfer records of the Company, with postage prepaid.

6.5.         Quorum. A Majority in Interest of the Members shall constitute a quorum at all meetings of the Members, except as otherwise provided by law or the Articles of Organization. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of Membership Interests shall be present or represented. At any meeting of the Members at which a quorum is present, the vote of the holders of a Majority in Interest of all the Members shall be the act of the Members, unless the vote of a greater number is required by law, the Articles of Organization or this Agreement.

6.6.         Voting on Most Matters. For purposes of voting on matters other than the election of Managers or a matter for which the affirmative vote of the holders of a specified portion of the Membership Interests entitled to vote is required by the Act, at any meeting of the Members at which a quorum is present, the act of Members shall be the affirmative vote of the holders of a Majority in Interest of all the Members.

6.7.         Voting in the Election of Managers. Managers shall be elected at any meeting of the Members at which a quorum is present by the vote of a Majority in Interest of all the Members.

6.8.         List of Members Entitled to Vote. The Managers shall make, at least ten (10) Business Days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment of such meeting, arranged in alphabetical order, with the address of and the Membership Interest held by each, which list, for a period often (10) Business Days prior to such meeting, shall be kept on file at the registered office of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any Member during the whole time of the meeting. However, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

6.9.         Registered Members. The Company shall be entitled to treat the holder of record of any Membership Interest as the holder in fact of such Membership Interest for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Maryland.

6.10.       Actions Without a Meeting and Telephone Meetings. Notwithstanding any provision contained in this Article 6, all actions of the Members provided for herein may be taken by written consent without a meeting, or any meeting thereof may be held by means of a telephone conference. Any such action that may be taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by the holder or holders of Membership Interests constituting not less than the minimum amount of Membership Interests that would be necessary to take such action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted.

ARTICLE 7. TRANSFER OF MEMBERSHIP INTERESTS

7.1.         Transfers. Each Member may sell, assign or otherwise transfer all or any portion of its interest in the Company only upon the prior written approval of all Members; provided no transferee shall be admitted as a member of the Company for purposes of governance rights on the Company.

7.2.         Tax Matters. On the transfer of all or part of an interest in the Company, at the request of the transferee of the interest, the Managers may cause the Company to elect, pursuant to Section 754 of the Code to adjust the tax basis of the properties of the Company as provided by Sections 734 and 743 of the Code.

ARTICLE 8. DISSOLUTION AND TERMINATION

8.1.         Dissolution.

(a)          The Company shall be dissolved upon the first of the following to occur:

(1)           When the period fixed for the duration of the Company shall expire;

(2)           Upon the election to dissolve the Company by a Majority in Interest of the Members;

(3)           Upon the death, retirement, resignation, expulsion, Bankruptcy, legal incapacity or dissolution of any Member who is at such time a Manager, or the occurrence of any other event which terminates the continued membership of any Member who is at such time a Manager of the Company, unless there is at least one remaining Member and the business of the Company is continued by the Unanimous Consent of the remaining Members within ninety (90) days; or

(4)           The entry of a decree of judicial dissolution, pursuant to the Act, by a Court of competent jurisdiction.

(b)          Upon dissolution of the Company, the business and affairs of the Company shall terminate, and the assets of the Company shall be liquidated under this Article 8.

(c)          Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the business and affairs of the Company, and the Property has been distributed as provided in Section 8.2.

(d)          Upon dissolution of the Company, the Managers may cause any part or all of the assets of the Company to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets; provided, however that the Managers may distribute assets of the Company in kind to the Members to the extent practicable.

8.2.         Distribution of Assets upon Dissolution. In settling accounts after dissolution, the Property shall be distributed in the following order:

(a)          First, to creditors, in the order of priority as provided by applicable law, except those to Members of the Company on account of their Capital Contributions; and

(b)          Second, any remainder shall be distributed to the Members Pro Rata.

8.3.         Distributions in Kind. If any assets of the Company are distributed in kind, such assets shall be distributed to the Members entitled thereto as tenants-in-common in the same proportions as the Members would have been entitled to cash distributions if such property had been sold for cash and the net proceeds thereof distributed to the Members. In the event that distributions in kind are made to the Members upon dissolution and liquidation of the Company, the Capital Account balances of such Members shall be adjusted to reflect the allocable share of gain or loss of the Members that would have resulted if the distributed property had been sold at its fair market value.

8.4.         Certificate of Dissolution. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining Property has been distributed to the Members according to their respective rights and interests, the Articles of Dissolution shall be executed on behalf of the Company by the Managers or an authorized Member and shall be filed with the Secretary of the State of Maryland, and the Managers and Members shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.

ARTICLE 9. MISCELLANEOUS

9.1.         Notices.

(a)         Any notice, notification, demand or request provided or permitted to be given under this Agreement must be in writing and shall have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) Federal Express or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) telecopy during normal business hours to the place of business of the recipient.

(b)          For purposes of all notices, the addresses and telecopy numbers of the Members are set forth on Exhibit A.

(c)          All notices, notifications, demands or requests so given shall be deemed given and received (i) if mailed, three (3) days after being deposited in the mail; (ii) if sent via overnight courier, the next business day after being deposited; or (iii) if telecopied on a business day, that day, or if telecopied on a day that is not a business day, the next day that is a business day.

9.2.         Interpretation. The construction and validity of this Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas.

9.3.         Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned. All amounts referenced herein “$” or “dollars” are to U.S. dollars or U.S. dollar equivalents.

9.4.         References to Agreement. Unless otherwise expressly stated, references to numbered or lettered articles, sections and subsections herein contained are to articles, sections and subsections of this Agreement. The terms “herein,” “hereof,” “hereunder,” “hereby,” “this Agreement” and other similar references shall be construed to mean and include these regulations and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

9.5.         Severability. If any provision of this Agreement or the application of such provision to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable laws.

9.6.         No Third-Party Beneficiary. This Agreement is made solely and specifically between and for the benefit of the parties hereto and their respective successors and assigns, subject to the expressed provisions hereof relating to successors and assigns, and no other Person whatsoever has any rights, interest, or claims hereunder or is or will be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise unless specifically provided in this Agreement.

9.7.         Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any Member may take and all determinations which any Member may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of that Member.

9.8.         Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributees, successors and assigns.

9.9.         Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Members and replaces and supersedes all prior agreements. This Agreement supersedes all written and oral statements, and no representation, statement, condition, or warranty not contained in this Agreement shall be binding on the Members or have any force or effect whatsoever. No Member has rendered any services to or on behalf of any other Member or the Company, and no Member shall have any rights with respect to any services which might be alleged to have been rendered.

9.10.       Amendment. This Agreement may not be amended, altered or modified except by an instrument in writing signed by all of the Members (or the duly-authorized agent of any party), excluding each Member who has transferred its entire interest in the Company to an assignee pursuant to Article 7.

9.11.       Agreement in Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

9.12.       Reliance on Authority. If a Member is a trust (with or without disclosed beneficiaries), partnership, limited partnership, joint venture, corporation, or any entity other than a natural Person, the Company (i) is not required to determine the authority of the Person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such Person; (ii) is not required to see to the application or distribution of proceeds paid or credited to Persons signing this Agreement on behalf of such entity; (iii) is entitled to rely on the authority of the Person signing this Agreement with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement; and (iv) is entitled to rely on the authority of any general partner, joint venturer, co- or successor trustee, or president or vice president (as the case may be), of any such entity the same as if such Person were the Person originally signing this Agreement on behalf of such entity.

9.13.       Title to Property. To the extent that property of the Company is held in the name of a Member, the property shall be deemed held by that Member as agent and nominee for and on behalf of the Company. Any other property acquired by or standing in the name of any Member shall be conclusively presumed not to be property of the Company, unless an instrument in writing, signed by that Member, shall specify to the contrary.

9.14.       Other Business. Each Member may be engaged in a business or businesses other than that of the Company without being accountable or liable to the Company for the breach of any fiduciary obligation.

9.15.       Partition Rights. No Member shall have the right to the partition of any property of the Company or to take any action or initiate or prosecute any judicial proceeding for the partition, or the partition and sale, of any property of the Company.

9.16.       Additional Documents and Acts. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member shall, on the request of the other Member, execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Remainder of Page Intentionally Left Blank.
Signature Page Follows.

IN WITNESS WHEREOF, the undersigned, being all of the Members and Managers of the Company, have caused this Agreement to be duly adopted by the Company as of the 26th of November, 1997.

MEMBER:

ADVANCED IMAGING PARTNERS, INC.

By:	/s/ Paul M. Jolas
	Name:	Paul M. Jolas
	Title:	General Counsel and Senior Vice President

MANAGERS:

/s/ Mark L. Wager
Mark L. Wager, Manager

/s/ Paul M. Jolas
Paul M. Jolas, Manager

EXHIBIT A

Name, Initial Capital Contribution
and Membership Iuterests of the Members

Name, Address, and	Membership
Telephone Number	Percentage Interest

Advanced Imaging Partners, Inc.	100%
c/o Radiologix, Inc.
3600 Chase Tower
2200 Ross Avenue
Dallas, Texas 75201-2711
Tel: (214) 303-2711